Exhibit F

The Republic of Peru Ministry of Economy and Finance Jr. Junin, 319 Lima 1 Peru	Allen & Overy LLP 1221 Avenue of the Americas New York NY 10020 USA Tel +1 212 610 6300 Fax +1 212 610 6399 Direct Line +1 212 610 6320

Our ref 79194-00002 NY:402198.2

January 14, 2005

Dear Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Peru (Peru) in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) under Schedule B of the Securities Act of 1933, as amended (the Securities Act), of Peru’s registration statement filed on the date hereof (the Registration Statement) relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the Prospectus) and one or more supplements to the Prospectus, of up to $2,200,000,000 aggregate principal amount of Peru’s debt securities (the Debt Securities), Warrants and/or Units. The Debt Securities are to be issued in one or more series in accordance with the provisions of the Fiscal Agency Agreement, dated as of February 6, 2003, between the Republic and JPMorgan Chase Bank, as Fiscal Agent, Principal Paying Agent and Registrar (the Fiscal Agent), as amended by Amendment No. 1 to the fiscal agency agreement, dated November 21, 2003 and Amendment No. 2 to the fiscal agency agreement, dated October 14, 2004 (the fiscal agency agreement, together with Amendment No. 1 and Amendment No. 2, the Fiscal Agency Agreement). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement, whether or not capitalized therein.

A.	DOCUMENTS

In rendering the opinion expressed below, we have examined the following documents: (i) the Registration Statement, including the Prospectus forming a part thereof, (ii) the Fiscal Agency Agreement, incorporated by reference as an exhibit to the Registration Statement, (iii) the form of Debt Securities included in the Fiscal Agency Agreement and (iv) the form of Underwriting Agreement incorporated by reference as an exhibit to the Registration Statement.

The agreements, instruments and other documents referred to in the above paragraph are herein referred to as the Relevant Documents.

We have reviewed originals or copies certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

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Allen & Overy LLP or an affiliated undertaking has an office in each of: Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin, Warsaw

B.	ASSUMPTIONS

In giving this opinion, we have assumed the following (without independent verification):

1.	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	the conformity to original documents and the completeness of all documents submitted to us (i) as certified or conformed copies or photocopies, or (ii) by facsimile transmission, and the authenticity of the originals of such documents;

3.	the certificates and other documents to which we have referred herein were when made, and remain, accurate and there have been no variations to any such certificates or documents;

4.	insofar as any obligation is to be performed in a jurisdiction other than the State of New York, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.	that each of Peru and the Fiscal Agent has satisfied or will satisfy those legal requirements that are applicable to it under any law other than the federal law of the United States and the law of the State of New York to the extent necessary to make the Fiscal Agency Agreement and the Debt Securities (with respect to Peru) enforceable against it (except that no such assumption is made as to Peru regarding matters of the federal law of the United States of America or the law of the State of New York).

C.	LIMITATIONS

Our opinion expressed below is subject to the following limitations:

1.	We express no opinion as to matters of fact.

2.	For purposes of the opinion expressed in item D herein, we are members of the bar of the State on New York and we have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Applicable Laws. As used in this opinion, the term Applicable Laws refers to the laws of the State of New York and of the United States of America, in each case in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided in the Relevant Documents, and excluding any law, rule or regulation relating to the securities or “blue sky” laws of any other State of the United States.

D.	OPINION

It is our opinion that when (i) the Fiscal Agency Agreement under which the Debt Securities are issued has been duly authorized, executed and delivered by the parties thereto, (ii) an Authorization, substantially in the form filed as an exhibit to the Fiscal Agency Agreement, establishing the terms of a series of the Debt Securities, has been duly authorized by Peru and duly executed and delivered by Peru in accordance with the Fiscal Agency Agreement, and (iii) the Debt Securities of a particular series offered pursuant to the Registration Statement, in substantially the form set forth as an exhibit to the Fiscal Agency Agreement and annexed to the Authorization, have been duly authorized by Peru, duly executed and authenticated in accordance with the Fiscal Agency Agreement and duly delivered to and paid for by the purchasers thereof, such Debt Securities will constitute valid and binding obligations of Peru, enforceable against Peru in accordance with their terms.

E.	QUALIFICATIONS

The foregoing opinion is subject to the following comments and qualifications:

1.	Our opinion set out above is subject to: (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances, transfers or obligations), reorganization, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant or good faith and fair dealing.

2.	The enforceability of provisions in the Relevant Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

3.	We express no opinion as to the effect of the laws of any jurisdiction in which any of the parties to the Relevant Documents are located (other than the State of New York, as the case may be) that limit the interest, fees or other charges such party may impose.

4.	Our opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

5.	Our opinion is subject to the enforceability in the United States of America of the waiver of immunities by Peru as set out in the Fiscal Agency Agreement and the Debt Securities, which are subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976.

6.	We note that under certain circumstances the federal courts located in the State of New York may decline to exercise subject matter jurisdiction to adjudicate a controversy relating to or arising under the Agreements, but this does not affect the ability of a party to the Agreements to bring an action relating to or arising under the Agreements in a New York state court.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statement and in any supplement to such Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ ALLEN & OVERY LLP
Allen & Overy LLP

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